EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of September 30, 2022, by and among BRUKER CORPORATION, a Delaware corporation (the “Company”), the Subsidiaries (if any) of the Company party to the Credit Agreement as borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Subsidiaries of the Company party to the Credit Agreement as guarantors (each a “Subsidiary Guarantor” and, together with the Borrowers, the “Loan Parties”), the Lenders (as defined in the Credit Agreement referred to below), and BANK OF AMERICA, N.A., as Administrative Agent (as defined in the Credit Agreement referred to below) for such Lenders.

PRELIMINARY STATEMENTS

(1) Reference is made to that certain Credit Agreement dated as of December 11, 2019 (as amended by that certain First Amendment to Credit Agreement dated as of June 16, 2022 and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Borrowers, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent.

(2) The Borrower has requested that the Administrative Agent and the Lenders make certain modifications to the Credit Agreement as set forth below.

(3) The undersigned Lenders and the Administrative Agent are prepared to make such modifications to the Credit Agreement requested by the Borrower, subject to the conditions, and in reliance on the representations set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Credit Agreement.

a)
Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“ “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.”

“ “CME” means CME Group Benchmark Administration Limited.”

“ “Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the FRBNY’s website (or any successor source).”

“ “Lender Recipient Parties” means, collectively, the Lenders, the Swing Line Lender and the Issuing Bank.”

“ “Non-SOFR Successor Rate” has the meaning assigned to such term in Section 2.14(d).”

“ “Rescindable Amount” means any payment that the Administrative Agent makes for the account of the Lenders or the Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies: (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment.”

“ “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”

“ “SOFR Adjustment” means 0.10% (10.00 basis points) per annum.”

“ “SOFR Administrator” means the FRBNY, as the administrator of SOFR, or any successor administrator of SOFR designated by the FRBNY or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.”

“ “SOFR Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.14(c)(ii).”

“ “SOFR Successor Rate” has the meaning assigned to such term in Section 2.14(c)(ii).”

“ “Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.”

“ “Term SOFR Replacement Date” has the meaning assigned to such term in Section 2.14(c)(ii).”

“ “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).”

“ “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.”

“ “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”

“ “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the FRBNY is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.”

b)
Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended by deleting the following defined terms in their entirety: “Eurocurrency”; “Eurocurrency Rate”; “First Amendment Effective Date”; “LIBOR”; “LIBOR Screen Rate”; “London Banking Day”; and “Relevant Governmental Body”.
c)
Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended by amending and restating the following defined terms in their entirety as follows:

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to any Agreed Currency, the applicable administrator for the Relevant Rate for such Agreed Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.

“ “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, SARON, EURIBOR or TIBOR or any proposed Successor Rate for any Agreed Currency, as applicable, any conforming changes to the definitions of ”SOFR,” “Term SOFR,” ‘Daily Simple SOFR,” “SONIA,” “SARON,” “EURIBOR,” or “TIBOR,” “Alternate Base Rate,” or “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Interest Period” means with respect to any Term SOFR Borrowing and Alternative Currency Term Rate Loan Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or, solely in the case of an Alternative Currency Term Rate Loan, six months thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect in its Borrowing Request or Interest Election Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Term SOFR Borrowing or an Alternative Currency Term Rate Loan Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“SOFR” means the Secured Overnight Financing Rate administered by the SOFR Administrator.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to an Alternate Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day plus the SOFR Adjustment;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

“ “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution

Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been executed under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

d)
Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended by amending the definition of “Business Day” to delete clause (a) in its entirety and to re-designate clauses (b), (c) and (d) as clauses (a), (b) and (c), respectively.
e)
Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended by amending the definition of “Scheduled Unavailability Date” to delete the reference to “Section 2.14(c)(ii)” and to replace it with a reference to “Section 2.14(d)(ii)”.
f)
Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended by amending the definition of “Successor Rate” to delete the reference to “Section 2.14(c)” and to replace it with a reference to “Section 2.14(d)”.
g)
The following definitions in Section 1.01 of the Credit Agreement (Defined Terms) and the following sections of the Credit Agreement are hereby amended by, in each case, replacing the term or terms “Eurocurrency”, “Eurocurrency Rate” and/or “the Eurocurrency Rate” with the term “Term SOFR” in each instance in which such term or terms appears: the definition of “Alternate Base Rate”; the definition of “Applicable Rate”; the definition of “Borrowing”; the definition of “Interest Payment Date”; the definition of “Relevant Rate”; the definition of “Revaluation Date”; the definition of “Type”; Section 1.02 (Classification of Loans and Borrowings); Section 2.02 (Loans and Borrowings); Section 2.03 (Requests for Borrowings); Section 2.04 (Determination of Dollar Amount); Section 2.08 (Interest Elections); Section 2.11 (Prepayment of Loans); Section 2.12 (Fees); Section 2.16 (Break Funding Payments); and Section 2.20 (Expansion Option).
h)
Section 1.06 of the Credit Agreement (Exchange Rates; Currency Equivalents) is hereby amended by deleting the term “Eurocurrency” in each instance in which it appears and by amending and restating subsection (d) in its entirety as follows:

(d) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

i)
Section 2.13 of the Credit Agreement (Interest) is hereby amended by replacing the terms “Eurocurrency” and “the Eurocurrency Rate” with the term “Term SOFR” in each instance in which such terms appear and by amending subsection (d) to add the phrase “or Alternative Currency Term Rate Loan, as applicable,” before the phrase “prior to the end of the current Interest Period therefor”.
j)
Section 2.14 of the Credit Agreement (Illegality; Inability to Determine Rates) is hereby amended by amending and restating it in its entirety as follows:

(a) Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Loan or Letter of Credit, as applicable, or to determine or charge interest rates based upon Term SOFR, Alternative Currency Daily Rate or Alternative Currency Term Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Foreign Currency in the applicable interbank market, then, on written notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan or Letter of Credit or to make or continue Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans in the affected currency or currencies or, in the case of Term SOFR Loans in Dollars, to convert ABR Loans to Term SOFR Loans, shall, subject to clause (x) below, be suspended, (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company in writing that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon written demand from such Lender (with a copy to the Administrative Agent) and subject to clause (y), (1) prepay or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans or (2) if such Loan is a Foreign Currency Loan, prepay such applicable Foreign Currency and reborrow the same in Dollars in an amount equal to the Dollar Amount of such Foreign Currency Loan and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, Alternative Currency Daily Rate or Alternative Currency Term Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(b) Inability to Determine Rates. If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) no Successor Rate for the Relevant Rate for the applicable currency has been determined in accordance with (A) Section 2.14(c) and the circumstances under Section 2.14(c)(i) or the SOFR Scheduled Unavailability Date has occurred with respect to Term SOFR or (B) Section 2.14(d) and the circumstances under Section 2.14(d)(i) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (y) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan, Alternative Currency Loan or ABR Loan, or (b) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in any currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, shall, subject to the immediately succeeding paragraph below, be suspended in each case to the extent of the affected Term SOFR Loan, Alternative Currency Loans or Interest Period or determination date(s), as applicable, in each case until (i) the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (b) of this Section, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice or (ii) a Successor Rate is determined and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (A) the Company may revoke any pending request for a Borrowing of, or continuation of Term SOFR Loan or Alternative Currency Loans to the extent of the affected Term SOFR Loan, Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans denominated in Dollars in the Dollar Amount of the amount specified therein and (B) any outstanding affected Term SOFR Loans or Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of ABR Loans denominated in Dollars in the Dollar Amount of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or, at the end of the applicable Interest Period, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of a Term SOFR Loan or an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Term SOFR Loan or Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above.

(c) Replacement of Term SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month or three month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

then, on a date and time promptly determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate”).

If the SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis with respect to such Daily Simple SOFR Loans. Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.14(c)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Company may jointly amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 2.14(c) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent and the Company shall have executed such amendment and shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Agreed Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(iii) syndicated loans currently being executed and agented in the United States, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars), or or if the events or circumstances of the type described in 2.14(d)(i), (ii) or (iii) have occurred with respect to the Non-SOFR Successor Rate then in effect, then, the Administrative Agent and the Company may jointly amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Non-SOFR Successor Rate for an Agreed Currency in accordance with this Section 2.14(d) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Agreed Currency for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate,” and collectively with the SOFR Successor Rate, each a “Successor Rate”)), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent and the Company shall have executed such amendment and shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein or in the Credit Agreement, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall (i) promptly notify the Borrowers in writing of such Conforming Changes upon the effectiveness thereof and (ii) post each such amendment implementing such Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

k)
Section 2.15 of the Credit Agreement (Increased Costs) is hereby amended by (i) amending subsection (e) to replace the term “the Eurocurrency” with the term “Term SOFR”, (ii) to replace the term “Alternative Currency Loan” with “Alternative Currency Loans”, (iii) to delete the phrase “(i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”) or other similar liabilities, additional interest on the unpaid principal amount of each Eurocurrency Loan or Alternative Currency Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii)”, (iv) to delete the word “other” before the phrase “central banking or financial regulatory authority” and (v) to replace the term “London” with the term “relevant” in the instance in which it appears.
l)
Section 3.19 of the Credit Agreement is hereby amended by replacing the term “EEA” with the term “Affected” in each instance in which it appears (including in the section heading).
m)
The Credit Agreement is hereby amended by adding the following text in its entirety as a new Section 8.14:

SECTION 8.14 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

n)
Section 9.18 of the Credit Agreement is hereby amended by (i) replacing the term “EEA Financial Institution” or “EEA Financial Institutions” with the term “Affected Financial Institution” or “Affected Financial Institutions”, as applicable, in each instance in which it appears (including in the section heading), (ii) replacing the phrase “write-down and conversion powers of an EEA” and the phrase “write-down and conversion powers of any EEA” with the phrase “Write-Down and Conversion Powers of the applicable” in each instance in which it appears and (iii) replacing the phrase “an EEA Resolution Authority” in subsection (a) with the phrase “the applicable Resolution Authority”.
o)
Exhibit B-1 to the Credit Agreement (Borrowing Request), Exhibit B-2 to the Credit Agreement (Interest Election Request) and Exhibit J to the Credit Agreement (Notice of Loan Prepayment) are hereby amended by replacing the term “Eurocurrency” or “a Eurocurrency” with the term “Term SOFR” or “a Term SOFR”, as applicable, in each instance in which such term appears (other than the final instance in which such term appears in footnote 1, in which case such term shall be replaced with the term “Alternative Currency” or “an Alternative Currency”, as applicable) and by adding the phrase “, solely in the case of an Alternative Currency Term Rate Loan,” before the phrase “6 month interest period)” in each instance in which it appears.

SECTION 2. Representations and Warranties. Each Loan Party hereby represents and warrants that (a) the execution, delivery and performance by the Loan Parties of this Amendment and the consummation of the transactions contemplated hereby (i) are within such Person’s organizational powers and have been duly authorized by all necessary organizational action, (ii) will not violate any organizational document of such Person or any of its Subsidiaries, or, in any material respect, any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Subsidiaries or any of such Person’s property or to which such Person or any of its Subsidiaries or any of such Person’s property is subject, or any judgment, order or ruling of any Governmental Authority, and (iii) will not violate or result in a default under any material contract of any Loan Party or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (b) this Amendment has been duly executed and delivered by each Loan Party and constitutes the valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 3. Reference to and Effect on the Loan Documents. The parties hereto hereby agree that this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement.

SECTION 4. Conditions Precedent. This Amendment shall become effective as of the date first set forth above upon the receipt by the Administrative Agent of counterparts to this Amendment duly executed by the Administrative Agent, each Lender and the Loan Parties.

SECTION 5. Delivery by Electronic Transmission. Delivery of an executed counterpart of a signature page to this Amendment in electronic format (including .pdf format) by electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY shall be governed by, and construed in accordance with, the laws of the STATE OF NEW YORK.

SECTION 7. Expenses. The Borrower shall pay on demand all reasonable, documented out-of-pocket expenses in any way relating to the enforcement or protection of the Administrative Agent’s rights under this Amendment, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights of any Credit Party in any proceeding under any Debtor Relief Laws. The obligations of the Borrower under this provision shall survive the payment in full of the Obligations and termination of the Loan Documents.

SECTION 8. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, Guaranteed Obligations or any other obligation of any party hereto.

SECTION 9. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

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IN WITNESS WHEREOF, the parties have each caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Borrower:

BRUKER CORPORATION

By: /s/ Gerald Herman

Name: Gerald Herman

Title: Executive Vice President and Chief Financial Officer

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement

Designated Borrowers:

BRUKER FINANCE B.V.

By: /s/ Jason Faessler

Name: Jason Faessler

Title: Director

BRUKER INVEST AG

By: /s/ Patrick Buchi

Name: Patrick Buchi

Title: General Counsel

By: /s/ Flavia Denzler

Name: Flavia Denzler

Title: Authorized Signatory

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement

BANK OF AMERICA, N.A. as Administrative

Agent

By: /s/ Felicia Brinson

Name: Felicia Brinson

Title: Assistant Vice President

BANK OF AMERICA, N.A., as Lender

By: /s/ Irina Froment

Name: Irina Froment

Title: Senior Vice President

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender By: /s/ Yinghua Zhang Name: Yinghua Zhang Title: Senior Vice President

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, individually as a Lender By: /s/ Ming K. Chu Name: Ming K. Chu Title: Director By: /s/ Annie Chung Name: Annie Chung Title: Director

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement

CITIZENS BANK, N.A., individually as a Lender By: /s/ William Rowe Name: William Rowe Title: Managing Director

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement

TD BANK, N.A., individually as a Lender By: /s/ Steve Levi Name: Steve Levi Title: Senior Vice President

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement

CREDIT SUISSE (SWITZERLAND) LTD., individually as a Lender By:/s/ Daniel Brandli Name: Daniel Brandli Title: Assistant Vice President By: /s/ Stefan Willi Name: Stefan Willi Title: Director

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement

M&T BANK, successor by merger to People’s United Bank, N.A., individually as a Lender By: /s/ Darci Buchanan Name: Darci Buchanan Title: Senior Vice President

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Bank By: /s/ Michael West Name: Michael West Title: Senior Vice President

Bruker Corporation - Signature Page to Second Amendment to Credit Agreement